UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 27, 2017

Heritage Oaks Bancorp
(Exact Name of Registrant as Specified in Charter)

California	000-25020	77-0388249
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1222 Vine Street, Paso Robles, CA 93446
(Address of Principal Executive Offices) (Zip Code)

805-369-5200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 27, 2017, Heritage Oaks Bancorp (the “Company”) held a special meeting of shareholders to, among other things, consider and vote upon the merger of the Company with and into Pacific Premier Bancorp, Inc. (“PPBI”), with PPBI surviving the merger. The issued and outstanding shares of stock of the Company entitled to vote at the meeting consisted of 34,223,288 shares of common stock outstanding on the record date, February 23, 2017.

The voting results for each proposal considered at the special meeting are as follows:

Proposal No. 1: At the special meeting, the Company’s shareholders approved the Agreement and Plan of Reorganization, dated as of December 12, 2016, by and between PPBI and the Company.

For	Against	Abstaining	Broker Non-Votes
29,478,182	118,787	27,689	0

Proposal No. 2: At the special meeting, the Company’s shareholders approved the advisory (non-binding) proposal on the compensation that may be payable to the Company’s named executive officers in connection with the merger, and the agreements and understandings pursuant to which such compensation may be paid or become payable.

For	Against	Abstaining	Broker Non-Votes
28,282,218	1,081,086	261,354	0

Item 8.01. Other Events.

On March 29, 2017, the Company issued a press release announcing the results of the special meeting of shareholders. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number

99.1 Press release, dated March 29, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heritage Oaks Bancorp

Date: March 29, 2017	By:	/s/ Jason Castle
Jason Castle
Executive Vice President, Chief Financial Officer